UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2025

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700
N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2025, the Board of Directors of Foot Locker, Inc. (the “Company”) appointed Franklin R. Bracken as President of the Company, effective as of March 26, 2025 (the “Effective Date”). Mr. Bracken currently serves as the Company’s Executive Vice President and Chief Commercial Officer. As of the Effective Date, Mary N. Dillon’s title will be Chief Executive Officer of the Company.

Mr. Bracken, age 52, has served as Executive Vice President and Chief Commercial Officer of the Company since December 2022. Previously he served as Executive Vice President and Chief Operating Officer from November 2021 through December 2022, Executive Vice President and Chief Executive Officer - North America from July 2020 through November 2021, and Senior Vice President and General Manager Foot Locker U.S., Lady Foot Locker, and Kids Foot Locker from October 2017 through July 2020.

Mr. Bracken has no family relationship with any of the Company’s directors or executive officers. Mr. Bracken has no direct or indirect material interest in any related person transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Bracken and any other person pursuant to which he was appointed as an officer of the Company.

In connection with Mr. Bracken’s appointment, the Company entered into a new letter agreement with Mr. Bracken, dated March 25, 2025 (the “Letter Agreement”), which provides that he will serve as President of the Company effective as of March 26, 2025. Under the Letter Agreement, Mr. Bracken will receive a base salary of $1,000,000 annually and Mr. Bracken’s annual bonus opportunity at target under the Company’s annual incentive compensation plan will be 120% of his then-current base salary. Mr. Bracken will also be entitled to receive an annual long-term incentive grant with a grant date fair value equal to 275% of his then-current base salary at target, commencing with the regular 2025 grant, under the Foot Locker, Inc. 2007 Stock Incentive Plan as amended and restated (as the same may be amended from time to time). Mr. Bracken’s previous offer letter will be replaced in its entirety by the Letter Agreement.

Pursuant to the Letter Agreement, during the term of Mr. Bracken’s employment, Mr. Bracken will be entitled to receive the benefits provided by the Company’s Executive Severance Policy, as the same may be amended from time to time, in accordance with the terms and conditions thereof, except that Mr. Bracken will be entitled to receive two times the sum of his base salary and target annual bonus if he resigns in connection with a qualifying change in the Chief Executive Officer of the Company.

The foregoing description of the Letter Agreement is a summary of certain terms only and is qualified in its entirety by the full text of the Letter Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on March 26, 2025, announcing certain senior management appointments described in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Foot Locker, Inc. and Franklin R. Bracken, dated as of March 25, 2025.
99.1	Press Release, dated March 26, 2025, issued by Foot Locker, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: March 26, 2025	By:	/s/ Jennifer L. Kraft
Name: Jennifer L. Kraft
Title: Executive Vice President and General Counsel